UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2016

AMERICAN EXPRESS COMPANY

(Exact name of registrant as specified in its charter)

New York	1-7657	13-4922250
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

200 Vesey Street
New York, New York	10285
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 640-2000

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

American Express Company (the “Company”) is hereby furnishing below delinquency and write-off statistics for its U.S. Card Services (“USCS”) operating segment’s Card Member loans held for investment for the months ended November 30 and December 31, 2015 and January 31, 2016. Effective December 1, 2015, the Company reclassified the Card Member loans related to its cobrand partnerships with Costco Wholesale Corporation in the U.S. and JetBlue Airways Corporation to Card Member loans held for sale ("HFS") on the Consolidated Balance Sheets and thus such loans are not reflected in the table below for December 2015 or January 2016.

American Express Company
U.S. Card Services
Delinquency and Write-off Rate Statistics

As of and for the months ended November 30 and December 31, 2015 and January 31, 2016

(Billions, except percentages)
	November 30, 2015	December 31, 2015	January 31, 2016
Card Member loans:
Total loans held for investment	$63.9	$51.4 (b)	$50.5 (b)
30 days past due loans as a % of total	1.0%	1.0%	1.0%
Average loans held for investment	$63.3	$49.6	$51.0
Net write-off rate – principal only (a)	1.4%	1.4%	1.4%

(a)	Net write-off rate based on principal only (i.e., excluding interest and /or fees).
(b)
Total reported Card Member loans were $60.4 billion and $62.6 billion as of January 31, 2015 and December 31, 2014, respectively.  Card Member loans related to Costco and JetBlue, now classified as HFS, were $13.9 billion and $1.0 billion, respectively, as of January 31, 2015 and $14.8 billion and $1.0 billion, respectively, as of December 31, 2014.

The statistics presented above provide information that is additional to the data reported by the American Express Credit Account Master Trust (the “Lending Trust”) in its monthly Form 10-D report filed with the Securities and Exchange Commission.  The Card Member loans that have been securitized through the Lending Trust do not possess identical characteristics with those of the USCS loans held for investment, which reflect the aggregate of securitized and non-securitized loans and exclude loans held for sale.  Thus, the reported credit performance of the Lending Trust may, on a month-to-month basis, be better or worse than the credit performance of the USCS loans held for investment.  Reported differences may arise as a result of, among other things, differences in the mix and vintage of loans between the Lending Trust and the USCS loans held for investment (including, among other things, the larger proportion of small business loans in the non-securitized portion of the USCS loans held for investment), the performance of Card Member loans held for sale that have been securitized through the Lending Trust, but which are not included in the statistics of the USCS loans held for investment, the use of end-of-period principal loan balances to calculate write-off statistics in the Lending Trust compared to the use of average loan balances over the reporting period used in the statistics of the USCS loans held for investment, as well as other mechanics of the calculation for the lending trust net write-off rate, which is impacted by any additions to the securitization trust within a particular period.

Set forth below is certain information regarding the credit performance of the Lending Trust for its three most recent monthly reporting periods, as reported in its Form 10-D report filed with respect to each such period.

American Express Credit Account Master Trust

(Billions, except percentages)

	November 1, 2015 through November 30, 2015	December 1, 2015 through December 31, 2015	January 1, 2016 through January 31, 2016
Ending total principal balance	$26.8	$27.8	$26.6
Defaulted amount	$0.04	$0.04	$0.04
Annualized default rate, net of recoveries	1.2%	1.1%	1.2%
Total 30+ days delinquent	$0.2	$0.2	$0.2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EXPRESS COMPANY (REGISTRANT)
By:	/s/ Carol V. Schwartz
Name: Carol V. Schwartz
Title: Secretary

Date: February 16, 2016